Exhibit 5.2

June 26, 2015

HCP, Inc.

1920 Main Street

Suite 1200

Irvine, California  92614

Re:         HCP, Inc., a Maryland corporation (the “Company”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of 284,954 shares of common stock of the Company, par value one dollar ($1.00) per share (“Common Stock”), consisting of (i) 282,376 shares (the “Unissued Utah II Shares”) of Common Stock to be issued to one or more holders (the “Selling Unit Holders”) of non-managing member units (the “Units”) in HCPI/Utah II, LLC, a Delaware limited liability company (the “LLC”), upon exchange of such Units, and (ii) 2578 shares (the “Issued Utah II Shares” and together with the Unissued Utah II Shares, collectively, the “Shares”) of Common Stock issued to one or more Selling Unit Holders of Units in the LLC upon exchange of such Units, under the Securities Act of 1933, as amended (the “Act”), by the Company under the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on or about June 26, 2015 (the “Registration Statement”).  You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)           the corporate charter of the Company (the “Charter”), consisting of Articles of Restatement filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on June 1, 2012;

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BALLARD SPAHR LLP

HCP, Inc.

June 26, 2015

(ii)          the Fourth Amended and Restated Bylaws of the Company, dated as of September 20, 2006, as amended by Amendment No. 1 to Fourth Amended and Restated Bylaws of the Company dated as of October 25, 2007, Amendment No. 2 to Fourth Amended and Restated Bylaws of the Company dated as of October 29, 2009, Amendment No. 3 to Fourth Amended and Restated Bylaws of the Company dated as of March 7, 2011, and Amendment No. 4 to the Fourth Amended and Restated Bylaws of the Company, dated as of September 30, 2013, and the Fifth Amended and Restated Bylaws of the Company, dated as of February 8, 2015 (collectively, the “Bylaws”);

(iii)         the Minutes of the Organizational Action of the Board of Directors of the Company, dated March 21, 1985 (the “Organizational Minutes”);

(iv)         resolutions adopted by the Board of Directors of the Company on or as of July 19, 2001, January 28, 2005, October 25, 2007, July 11, 2012, July 26, 2012 and April 30, 2015 (the “Directors’ Resolutions”);

(v)          the Amended and Restated Limited Liability Company Agreement of the LLC, dated as of August 17, 2001 (the “Amended Agreement”), Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of the LLC, dated as of October 30, 2001 (the “First Amendment”), Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of the LLC, dated as of July 3, 2002 (the “Second Amendment”), Amendment No. 3 to Amended and Restated Limited Liability Company Agreement of the LLC, dated as of September 27, 2002 (the “Third Amendment”), Amendment No. 4 to Amended and Restated Limited Liability Company Agreement of the LLC, dated as of June 25, 2003 (the “Fourth Amendment”), Amendment No. 5 to Amended and Restated Limited Liability Company Agreement of the LLC, dated as of July 16, 2004 (the “Fifth Amendment”), Amendment No. 6 to Amended and Restated Limited Liability Company Agreement of the LLC and New Member Joinder Agreement, dated as of February 28, 2007 (the “Sixth Amendment”), Amendment No. 7 to Amended and Restated Limited Liability Company Agreement of the LLC and New Member Joinder Agreement, dated as of July 26, 2010 (the “Seventh Amendment”), Amendment No. 8 to Amended and Restated Limited Liability Agreement of the LLC and New Member Joinder Agreement dated July 30, 2012 (the “Eighth Amendment”), Amendment No. 9 to Amended and Restated Limited Liability Company Agreement of the LLC and New Member Joinder Agreement dated August 15, 2012 (the “Ninth Amendment”), and

BALLARD SPAHR LLP

HCP, Inc.

June 26, 2015

Amendment No. 10 to Amended and Restated Limited Liability Company Agreement of the LLC and New Member Joinder Agreement dated October 19, 2012 (the “Tenth Amendment”, and together with the Amended Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eights Amendment and the Ninth Amendment, the “LLC Agreement”);

(vi)         a certificate of James W. Mercer, the Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary of the Company, dated as of a recent date (the “Officer’s Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes, the Directors’ Resolutions and the LLC Agreement are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officer’s Certificate, and certifying as to the receipt by the Company of the consideration for the issuance of the Issued Utah II Shares;

(vii)       the Registration Statement and the related form of prospectus supplement relating to the Shares (the “Prospectus Supplement”), in substantially the form filed or to be filed with the Commission pursuant to the Act;

(viii)      a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

(ix)         such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)          each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so;

(b)         each natural person executing any instrument, document or agreement is legally competent to do so;

BALLARD SPAHR LLP

HCP, Inc.

June 26, 2015

(c)          any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)          all certificates submitted to us, including but not limited to the Officer’s Certificate, are true, correct and complete both when made and as of the date hereof;

(e)          upon the issuance of any of the Unissued Utah II Shares subsequent to the date hereof, the total number of shares of Common Stock of the Company issued and outstanding on the date subsequent to the date hereof on which such Unissued Utah II Shares are issued will not exceed the total number of shares of Common Stock that the Company is authorized to issue under the Charter;

(f)           none of the Shares has been, or will be, issued or transferred in violation of the provisions of Article V of the Charter relating to restrictions on ownership and transfer of stock or the provisions of Article V of the Charter relating to business combinations; and

(g)          none of the Shares has been, or will be, issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the “MGCL”), in violation of Section 3-602 of the MGCL.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.            The Issued Utah II Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and are validly issued, fully paid and non-assessable.

3.            The Unissued Utah II Shares have been duly reserved and authorized for issuance by all necessary corporate action on the part of the Company, and if, as and when such Unissued Utah II Shares are issued and delivered by the Company to the applicable Selling Unit Holders in exchange for Units of the LLC, upon and subject to the terms and conditions set forth in the LLC Agreement and the Directors’ Resolutions, such Unissued Utah II Shares will be duly authorized, validly issued, fully paid and non-assessable.

BALLARD SPAHR LLP

HCP, Inc.

June 26, 2015

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by the law of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention.  We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares, which is incorporated by reference in the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares.  We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus Supplement entitled “Validity of Common Stock”.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP